ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (this "Agreement") is entered into effective this 31st day of December, 2000, by and between AMERICAN FINANCIAL HOLDING, INC., a Delaware corporation (the "Company"), and DEBT REDUCTION TRUST, an irrevocable trust (the "Trust").

                                   AGREEMENT:

         FOR AND IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, it is hereby agreed as follows:

         1. The Company does hereby bargain, sell, convey, assign, set over, and transfer to the Trust all of the principal amount and accrued interest on those certain obligations owed by the persons identified on Exhibit A attached hereto and incorporated herein by reference, as evidenced by one or more promissory notes signed by such individuals as maker and payable to the Company as payee, subject to the liabilities set forth therein, all as more particularly set forth on said exhibit opposite each name of the respective persons named therein. In addition to this assignment, the Company shall endorse each of the notes evidencing the obligations referred to herein and deliver the same to the Trust.

         2. The Trust acknowledges that the obligations assigned pursuant hereto are subject to those certain liabilities set forth on Exhibit A, which may be set off against payment of such obligations, and hereby assumes and agrees to pay such offsetting liabilities and to indemnify the Company and hold it harmless from and against any loss, cost, or damage arising therefrom.

         3. The Trust hereby assumes and agrees to pay and discharge any and all liability or responsibility for any withholding, payroll, or similar taxes or employer burdens that may be due and payable to any federal or state taxing or other authority relating to the assigned notes or any related characterization of the amounts advanced to any person listed on Exhibit A as compensation and agrees to indemnify the Company and hold it harmless from and against any loss, cost, or damage, including the legal and other costs of investigating or defending the same, incurred by the Company in connection therewith.

         4. Each of the parties hereby covenant and agree to execute, acknowledge, and deliver such further instruments and documents as may be necessary, appropriate, or convenient in order to effectuate the transactions herein contemplated.

         5. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

         6. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party shall reimburse the nonbreaching party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein, including such costs which are incurred in any bankruptcy or appellate proceeding.

         7. The failure of any party to exercise its rights in the event of a breach of any of the terms and provisions of this Agreement by the other party shall not constitute a waiver of any damages attributable to such breach nor a waiver of any such rights with respect to future, similar breaches.

         8. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations, courses of dealing, and discussions, whether oral or written, between the parties hereto, including any subsidiary of the Company. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         9. All notices, demands, requests, or other communications required or authorized hereunder shall be in writing and shall be deemed to have been given on the date of service if personally served or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or on the following day if delivered by overnight courier service, or on the fifth day after mailing if mailed by certified mail, return receipt requested, addressed as follows:

         If to the Company, to:             American Financial Holding, Inc.
                                            914 Rio Virgin Drive
                                            St. George  UT  84790
                                            Telecopy No.: 435-674-1183

         If to the Trust, to:               Debt Reduction Trust
                                            c/o Chelton S. Feeny
                                            1315 Cordova, #301
                                            Anchorage  AL  99508
                                            Telecopy No.:  907-279-1932

or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, five business days after the date so mailed, or one day after the date so sent by overnight delivery.

         10. A valid and binding signature hereto or any notice or demand hereunder may be in the form of a manual execution or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been executed. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         11. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first written above.

                                              AMERICAN FINANCIAL HOLDING, INC.

                                              By:  /s/ Kenton L. Stanger
                                                   ---------------------
                                                   Kenton L. Stanger, President
                                                   Date:  January 11, 2001

                                              DEBT REDUCTION TRUST

                                              By:  /s/ Chelton S. Feeny
                                                   --------------------
                                                   Chelton S. Feeny, Its Trustee
                                                   Date:  January 11, 2001

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